UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): November 13, 2003

                               CINEMARK USA, INC.
               (Exact name of registrant as specified in charter)


            TEXAS                      033-47040                  75-2206284
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                         3900 DALLAS PARKWAY, SUITE 500
                               PLANO, TEXAS 75093
             (Address and Zip Code of principal executive offices)

                                  972-665-1000
              (Registrant's telephone number, including area code)


Item 7. Financial Statements, Proforma Financial Information and Exhibits

        (a)   None
        (b)   None
        (c) Exhibit 99.1 November 13, 2003 Press Release, furnished solely for purposes of incorporation by reference to Item 9 herein.

Item 9. Regulation FD Disclosure

On November 13, 2003, we announced our operating results for the three and nine month periods ended September 30, 2003. A copy of the press release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit.

Item 12. Results of Operations and Financial Condition

On November 13, 2003, we announced our operating results for the three and nine month periods ended September 30, 2003. A copy of the press release is furnished to the United States Securities and Exchange Commission (the "Commission") with this current report on Form 8-K as an exhibit.


                            [SIGNATURE PAGE FOLLOWS]

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CINEMARK USA, INC.


Date: November 13, 2003                  By:    /s/ Michael D. Cavalier
                                         Name:  Michael D. Cavalier
                                         Title: Vice President - General Counsel

                                  EXHIBIT INDEX

        The exhibits below are numbered in accordance  with the Exhibit Table of
Item 601 of Regulation 8-K.

Exhibit No.          Description of Exhibit

99.1                 Press Release of Cinemark USA, Inc. dated November 13, 2003

                                                                    EXHIBIT 99.1

                                                                            News
                                                                         Release
                                                          Contact: Robert Copple
                                                                    972-665-1000

>For Immediate Release...

           CINEMARK USA, INC. REPORTS RESULTS FOR THIRD QUARTER 2003

        Plano, TX, November 13, 2003 - Cinemark USA, Inc., one of the leaders in the motion picture exhibition industry, today reported results for the three and nine months ended September 30, 2003.

        Cinemark USA, Inc.'s revenues for the three months ended September 30, 2003 increased 8.7% to $252.6 million from $232.4 million for the three months ended September 30, 2002. The increase was primarily related to a 5.2% increase in attendance and a 6.0% increase in concession revenues per patron. The Company's operating income for the three months ended September 30, 2003 was $35.5 million compared with operating income of $35.7 million for the three months ended September 30, 2002. Earnings before interest, taxes, depreciation, amortization and other non-cash expenditures ("Adjusted EBITDA") for the three months ended September 30, 2003 increased 6.7% to $57.1 million from $53.5 million for the three months ended September 30, 2002. The Company's Adjusted EBITDA margin was 22.6% for the three months ended September 30, 2003. Net income for the three months ended September 30, 2003 increased 41.7% to $14.6 million from $10.3 million for the three months ended September 30, 2002.

        Revenues for the nine months ended September 30, 2003 decreased 1.0% to $705.6 million from $712.5 million for the nine months ended September 30, 2002. The Company's operating income for the nine months ended September 30, 2003 was $96.2 million compared with operating income of $105.5 million for the nine months ended September 30, 2002. Adjusted EBITDA for the nine months ended September 30, 2003 decreased 4.6% to $153.9 million from $161.3 million for the nine months ended September 30, 2002. The Company's Adjusted EBITDA margin was 21.8% for the nine months ended September 30, 2003. The Company`s net income for the nine months ended September 30, 2003 was $28.5 million compared with net income of $31.2 million for the nine months ended September 30, 2002.

        Cinemark USA, Inc. continues to be a leader in the development of stadium seating multiplex theatres. During the nine months ended September 30, 2003, the Company opened two new theatres with a total of 20 screens and added two screens to an existing theatre, bringing its aggregate screen count to 3,043 in the United States, Canada, Mexico, Argentina, Brazil, Chile, Ecuador, Peru, Honduras, El Salvador, Nicaragua, Costa Rica, Panama, Colombia and the United Kingdom. As of September 30, 2003, the Company had signed commitments to build seven new theatres with 57 screens and add five screens to an existing theatre, all of which are scheduled to open by the end of 2003. The Company also has signed commitments to build twelve new theatres with 131 screens, scheduled to open subsequent to 2003.

        The Company intends that this press release be governed by the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995 (the "PSLR Act") with respect to statements that may be deemed to be forward-looking statements under the PSLR Act. Such forward-looking statements may include, but are not limited to, the Company and any of its subsidiaries' long-term theatre strategy. Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors.

        The   Company,   headquartered   in  Plano,   TX,   has  a  website   at
www.cinemark.com where customers can view showtimes and purchase tickets over the internet.

                                Cinemark USA, Inc
                   Financial and Operating Summary (unaudited)
                                 (in thousands)

                                                                 Three months ended               Nine months ended
                                                                    September 30,                   September 30,
                                                                2003            2002            2003            2002
                                                                ----            ----            ----            ----
Statement of Operations data:
  Theatre revenues                                           $ 252,587       $ 232,386       $ 705,566       $ 712,538

  Film rentals and advertising                                  85,202          77,488         241,200         244,107
  Concession supplies                                           14,496          13,319          37,206          39,076
  Facility lease expense                                        31,471          29,154          89,924          87,429
  Other theatre operating expenses                              55,156          50,520         156,179         152,178
  General and administrative expenses                           11,347           9,717          31,548          32,176
  Depreciation, amortization and asset impairment loss          19,179          16,575          54,075          51,369
  (Gain) loss on sale of assets and other                          232             (87)           (759)            726
                                                            -----------------------------------------------------------
Total costs and expenses                                       217,083         196,686         609,373         607,061
                                                            -----------------------------------------------------------

Operating income                                                35,504          35,700          96,193         105,477
  Interest expense (1)                                          13,133          14,058          41,819          44,134
  Other (income) expense                                           (38)          2,062           8,112           3,908
                                                            -----------------------------------------------------------
Income before income taxes and cumulative effect of an
accounting change                                               22,409          19,580          46,262          57,435
  Income taxes                                                   7,780           9,244          17,798          22,809
                                                            -----------------------------------------------------------
Income before cumulative effect of an accounting
change                                                          14,629          10,336          28,464          34,626
  Cumulative effect of an accounting change, net of
  tax                                                              -               -               -            (3,390)
                                                            -----------------------------------------------------------
Net income                                                   $  14,629       $  10,336       $  28,464       $  31,236
                                                            ===========================================================

Other Financial Data:
  Adjusted EBITDA (2)                                        $  57,124       $  53,499       $ 153,890       $ 161,289
  Adjusted EBITDA margin                                          22.6%           23.0%           21.8%           22.6%

Balance Sheet Data:
  Cash and cash equivalents                                                                  $  50,854       $  52,793
  Theatre properties and equipment, net                                                        770,370         786,506
  Total assets                                                                                 898,078         904,551
  Long-term debt, including current portion                                                    659,765         732,504
  Shareholder's equity                                                                          59,543          22,313

Other Operating Data:
  Attendance (patrons)                                          47,684          45,331         130,718         131,646

                  Reconciliation of Adjusted EBITDA (unaudited)
                                 (in thousands)

                                                                 Three months ended               Nine months ended
                                                                    September 30,                   September 30,
                                                                2003            2002            2003            2002
                                                                ----            ----            ----            ----
Net income                                                   $  14,629       $  10,336       $  28,464       $  31,236
  Cumulative effect of an accounting change                        -               -               -             3,390
  Income taxes                                                   7,780           9,244          17,798          22,809
  Interest expense (1)                                          13,133          14,058          41,819          44,134
  Other (income) expense                                           (38)          2,062           8,112           3,908
                                                            -----------------------------------------------------------
Operating income                                                35,504          35,700          96,193         105,477
  Add: Depreciation, amortization and asset
  impairment loss                                               19,179          16,575          54,075          51,369
  Add: (Gain) loss on sale of assets and other                     232             (87)           (759)            726
  Add: Amortized compensation - stock options (3)                  273             274             822             829
  Add: Deferred lease expenses (4)                               1,936           1,037           3,559           2,888
                                                            -----------------------------------------------------------
Adjusted EBITDA (2)                                          $  57,124       $  53,499       $ 153,890       $ 161,289
                                                            ===========================================================

  (1) Includes amortization of debt issue costs and excludes capitalized interest.
  (2) Adjusted EBITDA as calculated in the chart above represents net income before cumulative effect of an accounting change, income taxes, interest expense, other (income) expense, depreciation, amortization and asset impairment loss, (gain) loss on sale of assets and other, accrued and unpaid compensation expense relating to any stock option plans and changes in deferred lease expense. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income or operating income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The calculation of Adjusted EBITDA is consistent with the definition of EBITDA in our senior subordinated notes indentures. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.
  (3) Non-cash expense included in general and administrative expenses.
  (4) Non-cash expense included in facility lease expense.


                                          For more information contact:
                                          Robert Copple, Chief Financial Officer
                                          (972) 665-1000